UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. ___ )

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                          Valgro Funds, Inc.
(Name of Registrant as Specified In Its Charter)

___________________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Valgro® Fund
Nasdaq ticker symbol: VGROX
2003 Proxy Statement

This report is neither a prospectus nor an annual report. It is intended for current shareholders of the fund, and it is not to be distributed to prospective shareholders without a prospectus. The prospectus, the SAI (Statement of Additional Information), and the most recent annual & semiannual reports can be viewed on our web site at valgro.com. To get a free paper copy of any of these, or to request other information about the fund or make shareholder inquiries, please visit our web site at valgro.com, or e-mail admin@valgro.com, or call us collect at (415) 665-5520.

Valgro is a registered service mark of Valgro Investments, Inc.

Table of Contents

  When and Where
  Voting Procedures
  Principal Holders
  Proposal #1: Election of Directors
  Proposal #2: Approval of Auditor
  Propsoal #3: Approval of Revised Advisory Contract
  Full Text of Advisory Contract
  Proxy

When and Where

The annual meeting of shareholders of Valgro Funds, Inc., will be held at 3PM Pacific Time on Wednesday April 30, 2003, at 377 Warren Drive, San Francisco, CA 94131-1033. This is the address of the fund and of its investment adviser, Valgro Investments, Inc.

Proxies must be received at this location before the meeting in order to be counted. You may change your vote or revoke your proxy at any time prior to the meeting. This notice and accompanying proxy are being sent to shareholders on April 18, 2003. Shareholders may vote the number of shares they held of record on February 28, 2003.

To submit a proposal to be voted on at next year's annual meeting, you must submit the documentation specified in Rule 14a-8 under the Securities Exchange Act of 1934, as amended. This documentation must be received at the fund's address by December 31, 2003.

The Board of Directors is soliciting your proxy and recommends a vote for all directors and and for approval of the auditor and the revised advisory contract. Any costs of this solicitation will be borne by the fund.

The fund distributes its own securities without an underwriter, as permitted by 15 USC 80a-12(b) for companies qualifying under 15 USC 80a-10(d).

Voting Procedures

Annual approval of the directors and the auditor each requires an affirmative vote by over 50% of the votes cast, for which a quorum is the vote of over 50% of the shares outstanding.

However, the advisory contract requires approval by a "majority of the outstanding voting securities," as defined by the Investment Company Act of 1940. For this, a quorum is again the vote of over 50% of the shares outstanding. But it requires an affirmative vote by the lesser of: (1) 67% of the votes cast, or (2) over 50% of the shares outstanding.

Voting for directors is cumulative: if you withhold your vote from some directors, those votes are spread among any directors you do vote for.

Abstentions count toward a quorum, but they have the same effect as votes against approval of the proposals. That's because they're not counted as affirmative votes, but they are counted in the total number of votes cast when determining the percentage of approval.

In contrast, broker non-votes have no effect whatsoever. They don't count toward a quorum, they're not counted in the votes toward approval, and they're not counted in the total number of votes cast when determining the percentage of approval.

Principal Holders

Anyone owning at least 5% of the fund is considered a "principal holder." Of the 294,699.738 shares outstanding on the record date, principal holders were Stanley Rintel with 140,576.7705 shares (47.7%), and Ruth Rintel with 118,435.1135 shares (40.2%). Since Stanley and Ruth are the parents of Robert Rintel, the fund's President, mail to any of them can be sent to the fund's address, 377 Warren Drive, San Francisco, CA 94131-1033. Robert Rintel's 12,000.000 shares (4.1%) are the only shares owned by officers or directors of the fund.

Proposal #1: Election of Directors

The board of directors has no standing committees. The board held 2 meetings during the fiscal year ended October 31, 2002.

Directors and Officers:
Name, Age, and Business Address	Position(s) Held With Fund	Term of Office and Length of Time Served	Principal Occupation(s) During Past 5 Years	Number of Portfolios in Fund Complex Overseen by Director	Other Directorships Held by Director
Interested:
Robert Allen Rintel, 38, 377 Warren Dr. San Francisco, CA 94131-1033	Chairman and sole officer of Fund and of its Adviser	1-year terms; served since '99	independent investor & software developer, '96-'99; Chairman & President, this Fund & its Adviser, '99-	1	0
Independent:
F. Joseph Moretti, 74, 377 Warren Dr. San Francisco, CA 94131-1033	Member of Fund Board of Directors	1-year terms; served since '99	Malawi Project Director, Jesuit Refugee Service, '94-'99; independent software developer, '99-	1	0

Directors' Equity Interest on 2/28/03:
Name of Director	Dollar Range of Equity Securities in the Fund	Aggregate Dollar Range of Equity Securities in All Registered Investment Companies Overseen by Director in Family of Investment Companies
Interested:
Robert Allen Rintel	$10,001-$50,000	$10,001-$50,000
Independent:
F. Joseph Moretti	none	none

Officers and directors who are interested persons of the fund receive no compensation or retirement benefits from the fund, though they may receive compensation or retirement benefits from the fund's investment adviser, in accordance with 15 USC 80a-10(d)(7). Mr. Moretti will receive no compensation or retirement benefits during the current fiscal year ending October 31, 2003, though he may be paid in future fiscal years depending on the fund's net asset level. A specific level and compensation amount for those future years has not been determined. This is summarized in the following table:

Compensation Table:
Name of Person, Position	Aggregate Compensation From Fund	Pension or Retirement Benefits Accrued as Part of Fund Expenses	Estimated Annual Benefits Upon Retirement	Total Compensation From Fund and Complex Paid to Directors
Interested:
Robert Allen Rintel, Chairman & President	$0	$0	$0	$0
Independent:
F. Joseph Moretti, Director	$0	$0	$0	$0

Proposal #2: Approval of Auditor

The independent certified public accountant which serves as the fund's auditor must be annually approved by the shareholders. The board of directors recommends approving Grant Thornton LLP to continue as the fund's auditor. There will be no representatives of Grant Thornton LLP at the shareholders' meeting, nor any statement from them other than their audit report contained in the fund's annual report, nor any opportunity to ask them questions. The fund has no pre-approval policies for auditor services. There were no non-audit fees billed to the fund, its investment adviser, or any affiliates, in the fund's last 2 fiscal years.

Fees Billed by Grant Thornton LLP:
	11/1/01- 10/31/02	11/1/00- 10/31/01
Audit Fees	$7,000.00	$6,840.00
Audit-Related Fees	0.00	0.00
Tax Fees	0.00	0.00
All Other Fees	0.00	0.00

Propsoal #3: Approval of Revised Advisory Contract

The fund's investment adviser is Valgro Investments, Inc., 377 Warren Drive, San Francisco, CA 94131-1033. Robert A. Rintel, who lives at this same address, is the adviser's sole shareholder, officer, and director, and his principal occupation is running it and the fund. The former advisory contract was signed 3/1/01 and approved by the fund shareholders at the 3/26/01 annual meeting. The revised contract for which the fund is seeking approval has 2 changes.

The first change requires 60 days' notice for the fund, or for the adviser, to terminate the contract. The old contract required the adviser to give 60 days' notice but allowed the fund to terminate it immediately. The new approach is more fair to both sides, and is standard practice in the industry, since the Investment Company Act of 1940 sets 60 days as the maximum notice period. The opinion of the board of directors is that this change has little material effect on fund shareholders, since it would take the fund time to find a new adviser anyway in the event it decided to drop the old adviser.

The second change requires the adviser to abide by both the fund's code of ethics and the adviser's code of ethics. The old contract only required the adviser to abide by a fixed code of ethics that was attached to the contract. Under the old contract, if the fund wanted to update its code of ethics, it had to get approval of a whole new advisory contract, a lengthy process which the adviser might not agree to go along with. The opinion of the board of directors is that this change benefits fund shareholders by requiring the adviser to be more responsive to the fund.

The board of directors has approved the new contract and is submitting it to the shareholders for a formal vote. Except for the minor changes noted above, the terms of the core contract are essentially unchanged from the original contract. In particular, the compensation of the adviser is unchanged: on each business day that the New York Stock Exchange is open for trading, the adviser will continue to accrue a fee of 0.9% of 1/250 of that day's closing net assets (before adviser fees). During the fiscal year ended 10/31/02, the adviser's fees totaled $9,618.72.

The full advisory contract is shown below. All changes from the original contract are underlined.

Full Text of Advisory Contract

By this contract, Valgro Investments, Inc. ("Adviser"), a California corporation, agrees to be the investment adviser to the Valgro Fund of Valgro Funds, Inc. ("Advisee"), an Illinois corporation, in exchange for which Advisee agrees to pay Adviser the following fee. On each business day that the New York Stock Exchange is open for trading, a fee of 0.9% of 1/250 of that day's closing net assets (before adviser fees) is accrued. Accrued fees must be paid at least monthly.

The contract shall commence upon approval by Advisee's shareholders. The contract is for a term of one hundred years, provided its continuance is approved at least annually by Advisee's board of directors or shareholders. Adviser or Advisee may terminate the contract without penalty on 60 days' notice, and the contract terminates automatically upon its assignment.

Adviser shall be given discretionary authority over Advisee's brokerage account, but not custody over Advisee's assets. Subject to Adviser's and Advisee's codes of ethics, Adviser shall be permitted to execute any trades that are legally permitted for Advisee, consistent with the Advisee's investment objectives as stated in Advisee's prospectus, and within Advisee's economic means. Advisee or its transfer agent shall inform Adviser when cash is needed for redemptions, distributions, and expenses, and when cash is available from purchases, and Adviser shall make any securities trades necessary to accomodate this.

Signed on March 19, 2003, in San Francisco, California:

Robert Rintel
President & Chairman, Valgro Funds, Inc.

Robert Rintel
President & Chairman, Valgro Investments, Inc.

Valgro Fund Proxy

The easiest way to vote is to email a reply with answers to the 3 questions below. Alternatively, you can circle the answers and mail it to the address shown on the enclosed statement. Or you can attend the annual meeting.

  Robert A. Rintel and F. Joseph Moretti are running for re-election as directors. Please choose 1 option:
    Vote for both
    Withhold my vote from _______________
    Withhold my vote from both
    Abstain
  Do you approve Grant Thornton LLP continuing as the fund's auditor?
    Yes
    No
    Abstain
  Do you approve the investment advisory contract?
    Yes
    No
    Abstain

Please sign here (or type your name if replying by email): ______________________________ and date it: __________.